Exhibit (b)(2)

Exhibit(b)(2)

PLEDGE AGREEMENT

This PLEDGE AGREEMENT (as the same may from time to time be amended, restated or otherwise modified, this “Agreement”) is entered into as of April 7, 2009, by RADISSON INVESTMENT LIMITED (the “Borrower”), IMAGE HOLDINGS CORPORATION (“IHC”), IC ACQUISITION CORP. (“IC Acquisition”), and LAP SHUN (JOHN) HUI, an individual (collectively with the Borrower, IHC and IC Acquisition, together with each of their respective successors and assigns, the “Pledgors”), in favor of PRISMA INVESTMENT CO., LIMITED (together with its successors and assigns, the “Secured Party”).

Recitals:

A. Simultaneously with the parties’ execution hereof, (i) the Secured Party has agreed to make advances to the Borrower in the maximum aggregate principal amount of $45,000,000.00 (the “Advances”), the Borrower’s obligations to repay such Advances are evidenced by that certain Promissory Note, dated the date hereof, made by the Borrower payable to the order of Secured Party (as from time to time amended, restated, supplemented or otherwise modified, the “Note”) and (ii) IHC, IC Acquisition and Lap Shun (John) Hui have agreed to guarantee the Borrower’s obligations under the Note and such guaranty obligations are evidenced by the Note; and

B. The Pledgors understand that the Secured Party is willing to grant or to continue to make available Advances to the Borrower only upon certain terms and conditions, one of which is that each Pledgor grant to the Secured Party a security interest in and an assignment of the Collateral, as hereinafter defined, and this Agreement is being executed and delivered in consideration of each financial accommodation granted to the Borrower by the Secured Party and for other valuable considerations.

Section 1. Definitions. Unless otherwise defined in this Section 1, terms that are defined in Articles 8 or 9 of the Uniform Commercial Code, as in effect from time to time in the State of New York, are used herein as so defined. As used in this Agreement, the following terms have the following meanings:

“Agreement” has the meaning set forth in the introductory paragraph hereof.

“Collateral” means, collectively, (a) the Pledged Securities and each addition, if any, thereto and each substitution, if any, therefor, in whole or in part, (b) the certificates, if any, representing the Pledged Securities, and (c) the dividends, cash, instruments and other property distributed in respect of and other proceeds of any of the foregoing.

“Collateral Documents” means, collectively, this Agreement, together with all other documents, instruments or agreements executed in connection herewith, or in connection with any security interest or lien granted, or otherwise obtained, on or in connection with the Collateral, or any part thereof.

“Enforcement Costs” means all reasonable out-of-pocket costs and expenses incurred by the Secured Party in connection with the enforcement and collection of the Secured Obligations pursuant to the Collateral Documents, including, without limitation, all reasonable attorneys fees and disbursements, and all other such costs and expenses described in and incurred pursuant to any of the Collateral Documents.

“Event of Default” means an Event of Default as such term is defined in the Note.

“Note” has the meaning set forth in the recitals hereof.

“Person” means any individual, sole proprietorship, partnership, joint venture, unincorporated organization, corporation, limited liability company, institution, trust, estate, government or other agency or political subdivision thereof or any other entity.

“Pledged Securities” means, subject to Section 3 hereof, (i) all of the shares of stock or other equity interests owned by each Pledgor which are listed on Schedule 1 hereto, (ii) all additional shares of stock or other equity interests of Radisson owned by Lap Shun (John) Hui from time to time or acquired by Lap Shun (John) Hui in any manner, and (iii) all additional shares of stock or other equity interests in any entity owned by Borrower, IHC and IC Acquisition from time to time or acquired by Borrower, IHC and IC Acquisition in any manner.

“Pledgors” has the meaning set forth in the introductory paragraph hereof.

“Secured Obligations” means (a) all indebtedness and other obligations of the Borrower to the Secured Party arising under the Note, (b) all costs and expenses incurred by the Secured Party pursuant to the Note and/or this Agreement, and (c) all Enforcement Costs.

“Secured Party” has the meaning set forth in the introductory paragraph hereof.

“Voting Power” means, with respect to any Person, the exclusive ability to control, through the ownership of shares of capital stock, partnership interests, membership interests or otherwise, the election of members of the board of directors or other similar governing body of such Person, and the holding of a designated percentage of Voting Power of a Person means the ownership of shares of capital stock, partnership interests, membership interests or other interests of such Person sufficient to control exclusively the election of that percentage of the members of the board of directors or similar governing body of such Person.

Section 2. Security Interest. Each Pledgor hereby grants to the Secured Party, a security interest in and an assignment of such Pledgor’s Collateral as security for the Secured Obligations, whether now existing or hereafter arising. If the Pledged Securities owned by any Pledgor as of the date hereof are certificated, such Pledgor shall have executed appropriate transfer powers, in the form of Exhibit A hereto, with respect to such Pledged Securities and, on or before the date hereof, shall have deposited such Pledged Securities and the aforesaid transfer powers with the Secured Party. If any Pledged Securities acquired by any Pledgor after the date hereof are certificated, such Pledgor shall, if requested by the Secured Party, execute appropriate transfer powers, in the form of Exhibit A hereto, with respect to such Pledged Securities and shall deposit such Pledged Securities and the aforesaid transfer powers with the Secured Party. In addition, each Pledgor shall have taken all such actions necessary to grant to the Secured Party, a first priority security interest in, or pledge of, the Pledged Securities owned by such Pledgor. Each Pledgor authorizes the Secured Party, (a) to file UCC financing statements, in form and substance satisfactory to the Secured Party, with respect to the Collateral and, (b) after the occurrence of an Event of Default, to transfer the Pledged Securities owned by such Pledgor into the name of the Secured Party or the Secured Party’s nominee, but the Secured Party shall be under no duty to do so. Notwithstanding any provision or inference herein or elsewhere to the contrary, (i) the Secured Party has no right to vote the Pledged Securities at any time unless and until an Event of Default has occurred, and (ii) prior to the occurrence of an Event of Default, each Pledgor will be permitted to receive all dividends and other distributions with respect to the Pledged Securities. The Secured Party shall not have any duty to make any presentment or collection, or to preserve any right of any kind, with reference to the Collateral.

Section 3. Pledgor’s Representations and Warranties. Each Pledgor represents and warrants to the Secured Party as follows:

(a) such Pledgor is the legal record and beneficial owner of, and has good and marketable title to, its Pledged Securities, and such Pledged Securities are not subject to any pledge, lien, mortgage, hypothecation, security interest, charge, option, warrant or other encumbrance whatsoever, nor to any agreement purporting to grant to any third party a security interest in the property or assets of such Pledgor that would include such Pledged Securities, except the security interest created by this Agreement or otherwise securing only the Secured Party;

(b) all of the Pledged Securities owned by such Pledgor have been duly authorized and validly issued, and are fully paid and non-assessable;

(c) such Pledgor has full power, authority and legal right to pledge all of its Pledged Securities pursuant to the terms of this Agreement;

(d) no consent, license, permit, approval or authorization, filing or declaration with any governmental authority, domestic or foreign, and no consent of any other Person, is required to be obtained by such Pledgor in connection with the pledge of its Pledged Securities hereunder, that has not been obtained or made, and is not in full force and effect; and

(e) the pledge, assignment and delivery of the Pledged Securities owned by such Pledgor hereunder creates a valid first lien on, and a first perfected security interest in, such Pledged Securities and the proceeds thereof.

Section 4. Additional Covenants of Pledgor.

(a) Each Pledgor covenants and agrees to defend the right, title and security interest of the Secured Party in and to the Pledged Securities owned by such Pledgor and the proceeds thereof, and to maintain and preserve the lien and security interest provided for by this Agreement against the claim and demands of all Persons, so long as this Agreement remains in effect.

(b) Each Pledgor covenants and agrees not to sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, or create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Pledged Securities owned by such Pledgor, or any interest therein, or any proceeds thereof, except for the lien and security interest provided for by this Agreement and any security agreement securing only the Secured Party.

(c) Each Pledgor covenants and agrees (i) to cooperate in good faith with the Secured Party and to do or cause to be done all such other acts as may be necessary to enforce the rights of the Secured Party under this Agreement, (ii) not to take any action, or to fail to take any action that would be adverse to the interest of the Secured Party in the Collateral and hereunder, and (iii) to make any sale or sales of any portion or all of the Pledged Securities valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales at such Pledgor’s expense.

Section 5. Events of Default.

If an Event of Default shall occur, the Secured Party may, in its discretion and upon such terms and in such manner as the Secured Party shall deem advisable, sell, assign, transfer and deliver the Collateral, or any part thereof. No prior notice need be given to any Pledgor or any other Person in the case of any sale of Collateral that the Secured Party in good faith determines to be declining speedily in value or that is customarily sold at any securities exchange or in the over-the-counter market or in any other recognized market; but, in any other case, the Secured Party shall give each Pledgor not fewer than ten days prior notice of either the date after which any intended private sale may be made or the time and place of any intended public sale. Each Pledgor waives advertisement of sale and, except to the extent required by the preceding sentence, waives notice of any kind in respect of any sale. At any public sale, the Secured Party may purchase the Collateral, or any part thereof, free from any right of redemption, which rights the Pledgors hereby waive and release.

Section 6. Attorney-In-Fact. Each Pledgor hereby authorizes and empowers the Secured Party, to make, constitute and appoint any officer or agent of the Secured Party as the Secured Party may select, in its exclusive discretion, as such Pledgor’s true and lawful attorney-in-fact, with the power to endorse such Pledgor’s name on all applications, documents, papers and instruments necessary for the Secured Party to take actions with respect to the Collateral after the occurrence of an Event of Default, including, without limitation, actions necessary for the Secured Party to assign, pledge, convey or otherwise transfer title in or dispose of the Collateral to any Person. Each Pledgor ratifies all that such attorney lawfully does or causes to be done by virtue hereof. This power of attorney is irrevocable for the life of this Agreement.

Section 7. Costs and Expenses. If any Pledgor fails to comply with any of its obligations hereunder, the Secured Party may do so in such Pledgor’s name or in the Secured Party’s name, but at such Pledgor’s expense, and such Pledgor hereby agrees to reimburse the Secured Party in full for all expenses, including reasonable attorneys’ fees, incurred by the Secured Party in protecting, defending and maintaining the Collateral. Without limiting the foregoing, any and all Enforcement Costs and other reasonable fees, costs and expenses, of whatever kind or nature, including the reasonable attorneys’ fees and expenses incurred in connection with the filing or recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, maintenance fees, encumbrances or otherwise protecting, maintaining or preserving the Collateral, or in defending or prosecuting any actions or proceedings arising out of or related to the Collateral, shall be borne and paid by such Pledgor upon request of the Secured Party.

Section 8. Notice. All notices and other communications made or required to be given pursuant to this Agreement shall be made in accordance with the provisions of Section 9 of the Note.

Section 9. Interpretation. Each right, power or privilege specified or referred to in this Agreement is in addition to any other rights, powers and privileges that the Secured Party may have or acquire by operation of law, by other contract or otherwise. No course of dealing in respect of, nor any omission or delay in the exercise of, any right, power or privilege by the Secured Party shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further or other exercise thereof or of any other, as each right, power or privilege may be exercised by the Secured Party either independently or concurrently with other rights, powers and privileges and as often and in such order as the Secured Party may deem expedient. No waiver or consent granted by the Secured Party in respect of this Agreement shall be binding upon the Secured Party unless specifically granted in writing, which writing shall be strictly construed. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. Titles of Sections in this Agreement are for convenience only and neither limit nor amplify the provisions of this Agreement.

Section 10. Termination. This Agreement shall automatically terminate and the liens on the Collateral shall automatically be released hereunder upon the indefeasible payment in full (or other satisfaction agreed to by the Secured Party) of all of the Secured Obligations owed to the Secured Party under the Note and this Agreement and the termination of the commitment to make Advances under the Note. Upon written request of any Pledgor after or concurrently with the release of the Collateral pursuant to the foregoing sentence, the Secured Party shall promptly execute and deliver to such Pledgor appropriate releases with respect to the Collateral and return all of the Pledged Securities owned by such Pledgor to it.

Section 11. Assignment and Successors. This Agreement shall not be assigned by any Pledgor without the prior written consent of the Secured Party. This Agreement binds the successors and permitted assigns of each Pledgor and benefits the successors and assigns of the Secured Party.

Section 12. Governing Law. This Agreement shall be governed by, and for all purposes construed in accordance with, the laws of the State of New York, without regard to conflicts of law principles thereof.

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IN WITNESS WHEREOF, each Pledgor has executed and delivered this Agreement as of the date first written above.

RADISSON INVESTMENT LIMITED

By:
Name:	Lap Shun (John) Hui
Title:	President

IMAGE HOLDINGS CORPORATION

By:
Name:	Lap Shun (John) Hui
Title:	President

IC ACQUISITION CORP.

By:
Name:	Lap Shun (John) Hui
Title:	President

Lap Shun (John) Hui

Agreed to and accepted as of the

date first written above by:

PRISMA INVESTMENT CO., LIMITED

By:
Name:
Title:

EXHIBIT A

FORM OF

STOCK TRANSFER POWER

FOR VALUE RECEIVED,                                                                                                    hereby sells, assigns and transfers unto                                                      (            ) Shares of the                                                                       Capital Stock of                                                                                        standing in                                name on the books of said corporation and represented by Certificate No.              herewith and does hereby irrevocably constitute and appoint                      attorney to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

[RADISSON INVESTMENT LIMITED]
[IMAGE HOLDINGS CORPORATION]
[IC ACQUISITION CORP.]
[LAP SHUN (JOHN) HUI]
Dated:
By:
Name:
Title:

Schedule 1

Pledged Securities

LAP SHUN (JOHN) HUI

Name of Subsidiary	Number of Shares	Certificate Number	Percentage Ownership Interest
Radisson Investment Limited			100%

RADISSON INVESTMENT LIMITED

Name of Subsidiary	Number of Shares	Certificate Number	Percentage Ownership Interest
Image Holdings Corporation	100	1	100%

IMAGE HOLDINGS CORPORATION

Name of Subsidiary	Number of Shares	Certificate Number	Percentage Ownership Interest
IC Acquisition Corp.	100	1	100%

IC ACQUISITION CORP.

As of the date hereof, IC Acquisition Corp. has no Pledged Securities.